Exhibit 99.1

Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Don Duffy	John Flanagan
866-211-8151	203-682-8222

B&G Foods Announces First Quarter 2005 Financial Results

Parsippany, N.J., April 28, 2005 — B&G Foods, Inc. (AMEX: BGF), a manufacturer and distributor of high quality, shelf-stable foods, today announced financial results for the thirteen weeks ended April 2, 2005.

Financial Results for the Thirteen Weeks Ended April 2, 2005

Net sales for the thirteen weeks ended April 2, 2005 decreased 0.6% to $90.1 million from $90.7 million for the thirteen weeks ended April 3, 2004.  Gross profit for the thirteen weeks ended April 2, 2005 decreased 7.4% to $26.8 million from $29.0 million in the comparable period last year.  Operating income decreased 7.2% to $15.3 million for the thirteen week period ended April 2, 2005, from $16.5 million in the comparable period last year.

For the thirteen weeks ended April 2, 2005, EBITDA (see “About Non-GAAP Financial Measures” below) decreased 6.2% to $17.0 million from $18.1 million, and net income available to common stockholders increased to $3.0 million for the thirteen week period ended April 2, 2005 from $1.4 million for the thirteen week period ended April 3, 2004. Excluding the impact of preferred stock dividends and related charges, net income in the first quarter of fiscal 2004 was $5.3 million.  Basic and diluted earnings per share was $0.16 per share of the Company’s Class A common stock and basic and diluted loss per share was $0.05 per share of the Company’s Class B common stock for the thirteen week period ended April 2, 2005.

David L. Wenner, Chief Executive Officer of B&G Foods, stated, “Lower unit volumes impacted net sales in the first quarter, but we were pleased to see the price increases we successfully implemented on certain of our products offset much of that sales decline.  While we continue to navigate a challenging cost environment, we remain committed to identifying additional cost savings opportunities and to exploring potential acquisitions that would complement our existing portfolio of brands.”

Conference Call

B&G Foods will hold a webcast and conference call at 5:00 pm ET today, April 28, 2005.  The call will be webcast live over the Internet from B&G Foods’ website at http://www.bgfoods.com/ under the section titled “Webcast.”  Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.  The call can also be accessed live over the phone by dialing (800) 289-0494 or for international callers by dialing (913) 981-5520.

A replay of the call will be available one hour after the call by dialing (888) 203-1112 or (719) 457-0820.  The password is 4258585.  The replay will be available from April 28, 2005 through May 5, 2005.

About Non-GAAP Financial Measures

Certain disclosures in this press release include “non-GAAP (Generally Accepted Accounting Principles) financial measures.”  A non-GAAP financial measure is defined as a numerical measure of our financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in our consolidated balance sheets and related consolidated statements of operations and cash flows.  We present EBITDA (earnings before interest, net, taxes, depreciation and amortization) and adjusted EBITDA (EBITDA as adjusted for transaction related compensation expenses incurred in connection with our initial public offering, the concurrent offerings and the related transactions) because we believe they are useful indicators of our historical debt capacity and ability to service debt.  We also present this discussion of EBITDA and adjusted EBITDA because covenants in the indenture governing our senior notes, our revolving credit facility and the indenture governing our senior subordinated notes contain ratios based on these measures.

A reconciliation of EBITDA and adjusted EBITDA with the most directly comparable GAAP measure is included below for the thirteen weeks ended April 2, 2005 and April 3, 2004 along with the components of EBITDA and adjusted EBITDA.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico. B&G Foods’ products include Mexican-style sauces, pickles and peppers, hot sauces, wine vinegar, maple syrup, molasses, fruit spreads, pasta sauces, beans, spices, salad dressings, marinades, taco kits, salsas and taco shells. B&G Foods competes in the retail grocery, food service, specialty store, private label, club and mass merchandiser channels of distribution. Based in Parsippany, N.J., B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Emeril’s, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, San Del, Ac’cent Sa-Son, Trappey’s, Underwood, Up Country Organics, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”   Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission.

B&G Foods, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

(Unaudited)

Assets	April 2, 2005	January 1, 2005

Current assets:
Cash and cash equivalents	$23,001	$28,525
Trade accounts receivable, net	28,306	28,227
Inventories	76,833	79,109
Prepaid expenses	3,283	2,806
Deferred income taxes	1,782	1,782
Income tax receivable	6,990	7,006
Total current assets	140,195	147,455

Property, plant and equipment, net	43,600	43,774
Goodwill	188,629	188,629
Trademarks	193,481	193,481
Other assets	21,915	22,613
Total assets	$587,820	$595,952

Liabilities and Stockholders’ Equity

Current liabilities:
Trade accounts payable	$22,067	$25,861
Accrued expenses	10,768	16,082
Dividends payable	4,240	3,728
Total current liabilities	37,075	45,671

Long-term debt	405,800	405,800
Other liabilities	299	317
Deferred income taxes	53,702	51,903
Total liabilities	496,876	503,691

Stockholders’ equity:
Class A common stock, $0.01 par value per share. Authorized 100,000,000 shares; issued and outstanding 20,000,000 shares	200	200
Class B common stock, $0.01 par value per share. Authorized 25,000,000 shares; issued and outstanding 7,556,443 shares	76	76
Additional paid-in capital	156,800	156,800
Accumulated other comprehensive loss	(60)	(25)
Accumulated deficit	(66,072)	(64,790)
Total stockholders’ equity	90,944	92,261
Total liabilities and stockholders’ equity	$587,820	$595,952

B&G Foods, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended
	April 2, 2005	April 3, 2004

Net sales	$90,111	$90,677
Cost of goods sold	63,283	61,691
Gross profit	26,828	28,986

Operating expenses:
Sales, marketing and distribution expenses	10,059	10,858
General and administrative expenses	1,485	1,535
Management fees-related party	—	125
Operating income	15,284	16,468

Interest expense, net	10,434	7,812
Income before tax expense	4,850	8,656
Provision for income taxes	1,892	3,342
Net income	2,958	5,314
Less: preferred stock dividends accumulated and related charges	—	3,908
Net income available to common stockholders	$2,958	$1,406

Earnings per share calculations:
Net income available to common stockholders per common share:
Basic and diluted distributed earnings:
Class A common stock	$0.21	$—
Earnings (loss) per share:
Basic and diluted Class A common stock	$0.16	$—
Basic Class B common stock	$(0.05)	$0.12
Diluted Class B common stock	$(0.05)	$0.09

Reconciliation of EBITDA and Adjusted EBITDA to Net Cash Used in Operating Activities

	Thirteen Weeks Ended
	April 2, 2005	April 3, 2004
Net income	$2,958	$5,314
Depreciation	1,667	1,605
Income tax expense	1,892	3,342
Interest expense, net	10,434	7,812
EBITDA (1)	16,951	18,073
Adjustments to EBITDA	—	—
Adjusted EBITDA (1)	16,951	18,073
Income tax expense	(1,892)	(3,342)
Interest expense, net	(10,434)	(7,812)
Deferred income taxes	1,799	1,475
Amortization of deferred financing and bond discount	698	642
Changes in assets and liabilities, net of effects of business combination	(7,384)	(11,859)
Net cash used in operating activities	$(262)	$(2,823)

(1)          We define EBITDA as net income before interest expense, net, income taxes, depreciation and amortization.  We define adjusted EBITDA as EBITDA as adjusted for the transaction related compensation expenses incurred in connection with our initial public offering, the concurrent offerings and related transactions.  We believe that the most directly comparable GAAP financial measure to EBITDA and adjusted EBITDA is net cash provided by operating activities.  We present EBITDA and adjusted EBITDA because we believe they are useful indicators of our historical debt capacity and ability to service debt.  We also present this discussion of EBITDA and adjusted EBITDA because covenants in our revolving credit facility and the indentures governing the senior notes and the senior subordinated notes contain ratios based on these measures. EBITDA and adjusted EBITDA are not substitutes for operating income or net income, as determined in accordance with generally accepted accounting principles.  EBITDA and adjusted EBITDA are not complete net cash flow measures because EBITDA and adjusted EBITDA are measures of liquidity that do not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, capital expenditures and acquisitions, if any, and pay its income taxes and dividends, if any, and in the case of adjusted EBITDA, cash used to pay transaction related bonuses and repurchase employee stock options.  Rather, EBITDA and adjusted EBITDA are two potential indicators of an entity’s ability to fund these cash requirements.  EBITDA and adjusted EBITDA also are not complete measures of an entity’s profitability because they do not include costs and expenses for depreciation and amortization, interest and related expenses and income taxes and in the case of adjusted EBITDA, the cost of transaction related bonuses and the repurchase of employee stock options.  EBITDA and adjusted EBITDA, as we define them, may differ from similarly named measures used by other entities.